Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

Company Highlights:
•GAAP net income of $0.31 and distributable earnings of $0.43, per diluted common share1
•Declares cash dividend on common stock of $0.43 per share
•Successfully delevered the Company 25% from a peak debt to equity ratio of 4:1 in 2023, to 3:1 at 3Q242
•Cash and liquidity of ~$600 million3
•Agency loan originations of $1.10 billion; a servicing portfolio of ~$33.01 billion, up 2% from 2Q24 and 10% from a year ago
•Structured loan originations of $258.5 million, runoff of $521.3 million and a portfolio of ~$11.57 billion
•In October 2024, issued $100.0 million of 9.00% senior notes due 2027

Uniondale, NY, November 1, 2024 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2024. Arbor reported net income for the quarter of $58.2 million, or $0.31 per diluted common share, compared to net income of $77.9 million, or $0.41 per diluted common share for the quarter ended September 30, 2023. Distributable earnings for the quarter was $88.2 million, or $0.43 per diluted common share, compared to $112.2 million, or $0.55 per diluted common share for the quarter ended September 30, 2023.

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 2
Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	September 30, 2024	June 30, 2024
Fannie Mae	$616,211	$742,724
Freddie Mac	378,809	346,821
Private Label	74,162	34,714
FHA	27,457	—
SFR-Fixed Rate	—	24,996
Total Originations	$1,096,639	$1,149,255

Total Loan Sales	$1,118,977	$1,135,287

Total Loan Commitments	$1,056,490	$1,099,713
For the quarter ended September 30, 2024, the Agency Business generated revenues of $77.4 million, compared to $76.8 million for the second quarter of 2024. Gain on sales, including fee-based services, net was $18.6 million for the quarter, reflecting a margin of 1.67%, compared to $17.4 million and 1.54% for the second quarter of 2024. Income from mortgage servicing rights was $13.2 million for the quarter, reflecting a rate of 1.25% as a percentage of loan commitments, compared to $14.5 million and 1.32% for the second quarter of 2024.
At September 30, 2024, loans held-for-sale was $326.1 million, with financing associated with these loans totaling $319.4 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $33.01 billion at September 30, 2024. Servicing revenue, net was $31.1 million for the quarter and consisted of servicing revenue of $48.4 million, net of amortization of mortgage servicing rights totaling $17.3 million.

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 3

	Fee-Based Servicing Portfolio ($ in thousands)
	September 30, 2024			June 30, 2024
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$22,526,022	46.6	6.6	$22,114,193	46.7	7.0
Freddie Mac	5,820,026	21.9	7.1	5,587,178	22.7	7.4
Private Label	2,619,485	18.7	5.8	2,547,308	18.9	6.0
FHA	1,390,766	14.2	18.9	1,369,507	14.4	18.9
Bridge	380,379	10.9	3.0	380,547	10.9	3.4
SFR-Fixed Rate	275,081	20.1	4.6	279,962	20.1	4.9
Total	$33,011,759	38.0	7.1	$32,278,695	38.4	7.5
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.8 million for the fair value of the guarantee obligation undertaken at September 30, 2024. The Company recorded a $3.2 million net provision for loss sharing associated with CECL for the third quarter of 2024. At September 30, 2024, the Company’s total CECL allowance for loss-sharing obligations was $45.8 million, representing 0.20% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 4
Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	September 30, 2024		June 30, 2024
	UPB	%	UPB	%
Bridge:
Multifamily	$14,500	6%	$19,650	9%
SFR	239,064	92%	185,500	82%
Land	—	—%	10,350	4%
	253,564	98%	215,500	95%
			.
Mezzanine/Preferred Equity	4,900	2%	11,684	5%
Total Originations	$258,464	100%	$227,184	100%

Number of Loans Originated	38		45

Commitments:
SFR	$374,070		$277,260
Construction - Multifamily	47,000		—
Total Commitments	$421,070		$277,260

Loan Runoff	$521,341		$629,641

	Structured Portfolio ($ in thousands)
	September 30, 2024		June 30, 2024
	UPB	%	UPB	%
Bridge:
Multifamily	$9,208,954	80%	$9,679,128	82%
SFR	1,783,475	15%	1,622,269	14%
Other	176,855	2%	176,855	1%
	11,169,284	97%	11,478,252	97%

Mezzanine/Preferred Equity	393,168	3%	389,981	3%
SFR Permanent	3,086	<1%	4,975	<1%
Total Portfolio	$11,565,538	100%	$11,873,208	100%

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 5
At September 30, 2024, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $11.57 billion, with a weighted average interest rate of 7.25%, compared to $11.87 billion and 7.79% at June 30, 2024. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average interest rate was 8.16% at September 30, 2024, compared to 8.60% at June 30, 2024. The decrease in rate was primarily due to a decrease in the SOFR rate in the third quarter of 2024.
The average balance of the Company’s loan and investment portfolio during the third quarter of 2024, excluding loan loss reserves, was $11.80 billion with a weighted average yield of 9.04%, compared to $12.15 billion and 8.99% for the second quarter of 2024.
During the third quarter of 2024, the Company recorded a $14.8 million net provision for loan losses associated with CECL. At September 30, 2024, the Company’s total allowance for loan losses was $243.6 million. The Company had twenty-six non-performing loans with a UPB of $625.4 million, before related loan loss reserves of $37.3 million, compared to twenty-four loans with a UPB of $676.2 million, before loan loss reserves of $28.1 million at June 30, 2024.
In addition, at September 30, 2024, the Company had ten loans with a total UPB of $319.2 million (before related loan loss reserves of $1.0 million) that were less than 60 days past due, compared to fourteen loans with a total UPB of $367.9 million at June 30, 2024. Interest income on these loans is only being recorded to the extent cash is received.
During the third quarter of 2024, the Company modified twenty-four loans with a total UPB of $1.15 billion. Eighteen of these loans with a total UPB of $710.7 million, contained interest rates based on pricing over SOFR ranging from 3.25% to 4.85%, and one loan with a 7.00% fixed rate. Under the loan modification terms, borrowers invested additional capital to recapitalize their deals in exchange for temporary rate relief, which we provided through a pay and accrual feature. At September 30, 2024, these modified loans had a weighted average pay rate of 5.91% and a weighted average accrual rate of 2.50%. A portion of these loans totaling $87.5 million were less than 60 days past due and $151.8 million were non-performing at June 30, 2024, and are now current in accordance with their modified terms.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2024 was $9.97 billion with a weighted average interest rate including fees of 7.18%, as compared to $10.26 billion and a rate of 7.53% at June 30, 2024.
The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2024 was $10.09 billion, as compared to $10.81 billion for the second quarter of 2024. The average cost of borrowings for the third quarter of 2024 was 7.58%, compared to 7.54% for the second quarter of 2024.
In October 2024, the Company issued $100.0 million of its 9.00% senior unsecured notes due October 2027 through a private offering. The Company expects that the net proceeds of this offering will be used to pay down debt and for general corporate purposes.

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 6
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.43 per share of common stock for the quarter ended September 30, 2024. The dividend is payable on November 27, 2024 to common stockholders of record on November 15, 2024.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 579-2543 for domestic callers and (785) 424-1699 for international callers. Please use participant passcode ABRQ324 when prompted by the operator.
A telephonic replay of the call will be available until November 8, 2024. The replay dial-in numbers are (800) 839-5493 for domestic callers and (402) 220-2552 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 7
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.
2.Debt to equity ratio reflects junior subordinated notes as equity.
3.Amounts reflect approximate balances as of October 30, 2024.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 8
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest income	$286,522	$336,474	$905,002	$1,000,159
Interest expense	197,710	229,180	624,613	675,749
Net interest income	88,812	107,294	280,389	324,410
Other revenue:
Gain on sales, including fee-based services, net	18,638	18,619	52,752	55,795
Mortgage servicing rights	13,195	14,109	37,928	48,769
Servicing revenue, net	31,142	35,463	92,577	97,376
Property operating income	1,507	1,450	4,521	4,261
Gain (loss) on derivative instruments, net	822	(421)	(4,711)	(3,582)
Other income, net	2,537	173	6,955	5,099
Total other revenue	67,841	69,393	190,022	207,718
Other expenses:
Employee compensation and benefits	44,881	39,810	135,411	123,518
Selling and administrative	13,141	12,367	39,897	38,574
Property operating expenses	1,686	1,479	4,948	4,227
Depreciation and amortization	1,944	2,286	6,937	7,297
Provision for loss sharing (net of recoveries)	3,180	1,679	7,787	12,528
Provision for credit losses (net of recoveries)	16,220	18,652	64,903	55,047
Total other expenses	81,052	76,273	259,883	241,191
Income before extinguishment of debt, sale of real estate, income from equity affiliates and income taxes	75,601	100,414	210,528	290,937
Loss on extinguishment of debt	—	(314)	(412)	(1,561)
Gain on sale of real estate	—	—	3,813	—
Income from equity affiliates	3,177	809	7,388	20,694
Provision for income taxes	(5,233)	(5,854)	(12,726)	(19,436)
Net income	73,545	95,055	208,591	290,634
Preferred stock dividends	10,342	10,342	31,027	31,027
Net income attributable to noncontrolling interest	5,028	6,789	14,119	21,200
Net income attributable to common stockholders	$58,175	$77,924	$163,445	$238,407

Basic earnings per common share	$0.31	$0.42	$0.87	$1.30
Diluted earnings per common share	$0.31	$0.41	$0.86	$1.28

Weighted average shares outstanding:
Basic	188,513,832	187,023,395	188,626,263	183,340,149
Diluted	205,347,309	221,328,818	205,448,479	217,457,399

Dividends declared per common share	$0.43	$0.43	$1.29	$1.25

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 9
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	September 30, 2024
	(Unaudited)	December 31, 2023
Assets:
Cash and cash equivalents	$687,540	$928,974
Restricted cash	179,906	608,233
Loans and investments, net (allowance credit losses of $243,588 and $195,664)	11,292,647	12,377,806
Loans held-for-sale, net	326,141	551,707
Capitalized mortgage servicing rights, net	376,403	391,254
Securities held-to-maturity, net (allowance credit losses of $10,564 and $6,256)	156,027	155,279
Investments in equity affiliates	76,294	79,303
Real estate owned, net	127,926	86,991
Due from related party	96,823	64,421
Goodwill and other intangible assets	88,510	91,378
Other assets	473,241	403,290
Total assets	$13,881,458	$15,738,636

Liabilities and Equity:
Credit and repurchase facilities	$3,257,719	$3,237,827
Securitized debt	5,315,079	6,935,010
Senior unsecured notes	1,246,908	1,333,968
Convertible senior unsecured notes	285,170	283,118
Junior subordinated notes to subsidiary trust issuing preferred securities	144,480	143,896
Mortgage notes payable — real estate owned	35,350	44,339
Due to related party	25,474	13,799
Due to borrowers	56,975	121,707
Allowance for loss-sharing obligations	80,577	71,634
Other liabilities	270,349	298,733
Total liabilities	10,718,081	12,484,031

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	633,684
Special voting preferred shares - 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 188,608,777 and 188,505,264 shares issued and outstanding	1,886	1,885
Additional paid-in capital	2,363,259	2,367,188
Retained earnings	34,816	115,216
Total Arbor Realty Trust, Inc. stockholders' equity	3,033,645	3,117,973
Noncontrolling interest	129,732	136,632
Total equity	3,163,377	3,254,605
Total liabilities and equity	$13,881,458	$15,738,636

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 10
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended September 30, 2024
	Structured Business	Agency Business	Other (1)	Consolidated
Interest income	$274,102	$12,420	$—	$286,522
Interest expense	192,945	4,765	—	197,710
Net interest income	81,157	7,655	—	88,812
Other revenue:
Gain on sales, including fee-based services, net	—	18,638	—	18,638
Mortgage servicing rights	—	13,195	—	13,195
Servicing revenue	—	48,441	—	48,441
Amortization of MSRs	—	(17,299)	—	(17,299)
Property operating income	1,507	—	—	1,507
Gain on derivative instruments, net	—	822	—	822
Other income, net	1,364	1,173	—	2,537
Total other revenue	2,871	64,970	—	67,841
Other expenses:
Employee compensation and benefits	16,772	28,109	—	44,881
Selling and administrative	6,345	6,796	—	13,141
Property operating expenses	1,686	—	—	1,686
Depreciation and amortization	1,422	522	—	1,944
Provision for loss sharing (net of recoveries)	—	3,180	—	3,180
Provision for credit losses (net of recoveries)	14,788	1,432	—	16,220
Total other expenses	41,013	40,039	—	81,052
Income before income from equity affiliates and income taxes	43,015	32,586	—	75,601
Income from equity affiliates	3,177	—	—	3,177
Benefit from (provision for) income taxes	2,080	(7,313)	—	(5,233)
Net income	48,272	25,273	—	73,545
Preferred stock dividends	10,342	—	—	10,342
Net income attributable to noncontrolling interest	—	—	5,028	5,028
Net income attributable to common stockholders	$37,930	$25,273	$(5,028)	$58,175
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 11
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	September 30, 2024
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$212,588	$474,952	$687,540
Restricted cash	161,892	18,014	179,906
Loans and investments, net	11,292,647	—	11,292,647
Loans held-for-sale, net	—	326,141	326,141
Capitalized mortgage servicing rights, net	—	376,403	376,403
Securities held-to-maturity, net	—	156,027	156,027
Investments in equity affiliates	76,294	—	76,294
Real estate owned, net	127,926	—	127,926
Goodwill and other intangible assets	12,500	76,010	88,510
Other assets and due from related party	484,921	85,143	570,064
Total assets	$12,368,768	$1,512,690	$13,881,458

Liabilities:
Debt obligations	$9,965,287	$319,419	$10,284,706
Allowance for loss-sharing obligations	—	80,577	80,577
Other liabilities and due to related parties	270,830	81,968	352,798
Total liabilities	$10,236,117	$481,964	$10,718,081

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 12
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$58,175	$77,924	$163,445	$238,407

Adjustments:
Net income attributable to noncontrolling interest	5,028	6,789	14,119	21,200
Income from mortgage servicing rights	(13,195)	(14,109)	(37,928)	(48,769)
Deferred tax benefit	(2,026)	(2,433)	(8,922)	(6,630)
Amortization and write-offs of MSRs	18,792	18,757	56,728	58,684
Depreciation and amortization	2,564	3,957	8,802	12,310
Loss on extinguishment of debt	—	314	412	1,561
Provision for credit losses, net	17,077	16,922	63,337	57,437
(Gain) loss on derivative instruments, net	(1,217)	1,002	4,677	2,036
Stock-based compensation	2,977	3,047	11,748	12,141

Distributable earnings (1)	$88,175	$112,170	$276,418	$348,377

Diluted distributable earnings per share (1)	$0.43	$0.55	$1.35	$1.74

Diluted weighted average shares outstanding (1) (2)	205,347,309	204,016,436	205,448,479	200,185,980
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Arbor Realty Trust Reports Third Quarter 2024 Results and Declares Dividend of $0.43 per Share

November 1, 2024	Page 13
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.